UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 15, 2015

Date of Report (date of earliest event reported)

GIGOPTIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 1.01.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

As disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2013, GigOptix, Inc. (the “Company”) and its wholly owned subsidiaries, ChipX, Incorporated and Endwave Corporation (together with the Company, the “Borrowers”) previously on March 25, 2013 entered into a Second Amended and Restated Loan and Security Agreement (the “Second Restated Loan Agreement”) (capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Second Restated Loan Agreement) with Silicon Valley Bank (SVB). The terms of the Second Restated Loan Agreement were set to expire on March 9, 2015.

As disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2015, SVB and the Borrowers entered into a First Amendment to the Second Restated Loan Agreement (the “First Amendment”) in order to extend the expiration date of the Second Restated Loan Agreement by sixty (60) days to May 8, 2015. The Borrowers intended to use this period of time to negotiate the terms of a new loan and security agreement with SVB.

On May 15, 2015, SVB and the Borrowers entered into a Second Amendment to the Second Restated Loan Agreement, effective as of May 8, 2015 (the “Second Amendment”). Pursuant to the Second Amendment, the total aggregate amount that the Borrowers will be entitled to borrow from SVB increased to $10.5 million, which was split into two different credit facilities, comprised of (i) the previously existing Revolving Loan facility which was amended to increase the amount the Borrowers were entitled to borrow from SVB from $3.5 million to $7 million, based on net eligible accounts receivable after an 80% advance rate and subject to limits based on the Borrowers eligible accounts as determined by SVB (the “Amended Revolving Loan”), and (ii) a separate facility which has not changed from the original Second Restated Loan Agreement and under which the Borrowers are entitled to borrow from SVB up to $3.5 million without reference to accounts receivable under which the principal balance and accrued interest must be repaid within 3 business days after the date of any advance under the facility (the “Non-Formula Line of Credit”). In addition, the Applicable Rate was decreased from Prime Rate plus 0.6% to Prime Rate plus 0.4%, and the default interest rate increase was decreased from 5% to 3%. Finally, the Borrowers are paying a loan fee of $25,000 to SVB. The terms of the Second Amendment are set to expire on May 6, 2016.

Currently, no credit remains outstanding on the Second Restated Loan Agreement. Other than as set forth herein with regard to the First Amendment and Second Amendment, the material terms of the Second Restated Loan Agreement remain unchanged and in full force and effect. A copy of the Second Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

On May 18, 2015, the Company issued a press release announcing entry into the Second Amendment. The full text of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Second Amendment to Second Amended and Restated Loan and Security Agreement, dated as of May 15, 2015.

99.1	Press release dated May 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
Name:	Dr. Avi Katz
Title:	Chief Executive Officer

Date: May 18, 2015

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Second Amendment to Second Amended and Restated Loan and Security Agreement, dated as of May 15, 2015.

Exhibit 99.1	Press release dated May 18, 2015.